Exhibit 99.1
NEWS RELEASE

Date: July 27, 2006	CorVel Corporation 2010 Main Street Suite 600 Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Richard Schweppe Phone: 949-851-1473 http://www.corvel.com

CorVel Announces Preliminary June Quarter Results
IRVINE, California, July 27, 2006 — CorVel Corporation (NASDAQ: CRVL) reported today that preliminary results for the June quarter are estimated to include record field profits for the Company. The Company expects to announce complete results for the quarter and conduct a conference call following the completion of its independent auditors’ review. Revenues are expected to be approximately $70 million, up sequentially from the December, 2005 and March, 2006 revenues. Results in the quarter reflect ongoing strengthening of CorVel’s Network Solutions services, partially offset by reduced results in Patient Management services.
Results for the quarter are expected to reflect strong performance in Network Solutions, offset by continuing softness in Patient Management. In addition, substantial costs of compliance with Sarbanes Oxley audit requirements have further increased administrative expenses.
At the end of the quarter the Company’s Board approved a one million share expansion in the stock repurchase program, raising the total program from 7.1 million shares to 8.1 million shares. However, no shares were repurchased in the quarter, and as a result, cash balances moved to over $20 million dollars at the end of the June quarter, from approximately $8 million at December 31, 2005 and $14 million at the end of the March quarter. The Company has previously repurchased 7.1 million common shares and currently has 9.4 million shares outstanding net of all prior repurchases. Cash flow reflects a combination of improving earnings and modest capital investment requirements.
During the June quarter Network Solutions results benefited from increasing performance in the Company’s popular MedCheck medical review software. Savings Outcomes for customers have been improving throughout the last couple of years as MedCheck’s capabilities have been expanded. Following a period of implementation that included increased operating costs, the new software has been increasingly contributing to the Company’s performance. The inclusion of scanning, smart routing and various applications of artificial intelligence have all combined to extend performance.

In the September quarter the Company plans to further expand MedCheck through the Activ release which will include features to facilitate the scheduling of patient visits to directed care network provider facilities as well as integrated and expanded utilization management and provider reimbursement capabilities. For the first time the scope of services included in the MedCheck software will be extended beyond the review of medical reimbursement.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to more than 1,500 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this report, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial and performance results. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this report and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. The forward-looking statements in this report speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.